UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2011

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events; Item 2.02 Results of Operations & Financial Condition.

On August 9, 2011, SMF Energy Corporation (the “Company”) issued a press release announcing the initiation of a quarterly cash dividend program.  The first quarterly dividend of $0.0125 per share will be paid on October 14, 2011, to shareholders of record as of the close of business on September 28, 2011. Future dividends will be subject to Board of Directors approval.

The Company also announced that the quarterly dividend program would replace its previously announced open market stock repurchase program, which has been terminated.  During the life of the stock repurchase program, which began in August 2010, the Company repurchased a total of 247,236 shares of its common stock, or approximately 2.87% of its currently outstanding shares, for a total purchase price of $385,310, or $1.5585 per share.

The Company’s principal lender has granted its consent to the quarterly dividend program, which consent is required by the Company’s loan agreement, as amended (the “Loan Agreement”), so long as (a) the Company maintains a ratio of EBITDA to Fixed Charges for the most recent twelve (12) month period, giving pro forma effect to any dividend payments to be made or already made that are not reflected therein, of at least 1.3 to 1.0, (b) at all times during the 90-day period preceding each dividend payment and after giving pro forma effect to any proposed payments, the Company maintains Excess Availability of not less than $2,250,000 under the Loan Agreement, (c) aggregate dividends do not exceed $600,000 per annum, and (d) no Default or Event of Default exists under the Loan Agreement.  Capitalized terms are defined in the Loan Agreement.

The press release announcing the dividend program also includes preliminary estimates of net income and EBITDA for the year ended June 30, 2011. The information concerning these estimates, including the related information set forth in Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall therefore not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMF ENERGY CORPORATION

Date: August 9, 2011	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 9, 2011.